SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 28, 2003


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


        Indiana                    1-15467             35-2086905
        -------                    -------             ----------
(State of Incorporation)(Commission File Number)(I.R.S. Employer Identification)

        20 N.W. Fourth Street, Evansville, Indiana       47708
        ------------------------------------------       -----
         (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code (812) 491-4000


                                       N/A
              (Former name or address, if changed since last report.)

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Item 5.  Other Events and Regulation FD Disclosure

The following information is filed to the SEC under Item 5.

On August 28, 2003, Vectren Corporation (the Company) issued a press release announcing that $163.2 million of net proceeds had been generated from the sale of 7,441,400 shares of common stock. The press release is attached to this filing as exhibit 99-1.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.

Item 7.  Exhibits

99-1   Vectren Corporation Completes Equity Offering

99-2 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               VECTREN CORPORATION
     August 29, 2003


                                                  By:  /s/ M. Susan Hardwick
                                                 ---------------------------
                                                  M. Susan Hardwick
                                                  Vice President and Controller